   As filed with the Securities and Exchange Commission on September 28, 2001

                                                     Registration No. 333-______
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ------------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ZEMEX CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

              CANADA                                       NONE
------------------------------------        ------------------------------------
    (State or other jurisdiction            (I.R.S. Employer Identification No.)
  of incorporation or organization)

                          CANADA TRUST TOWER, BCE PLACE
                           161 BAY STREET, SUITE 3750
                        TORONTO, ONTARIO, CANADA M5J 2S1

--------------------------------------------------------------------------------
                    (Address of principal executive offices)

                                ZEMEX CORPORATION
                             1999 STOCK OPTION PLAN
                        1999 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plans)

                                ALLEN J. PALMIERE
                     VICE PRESIDENT, CHIEF FINANCIAL OFFICER
                             AND CORPORATE SECRETARY
                          CANADA TRUST TOWER, BCE PLACE
                           161 BAY STREET, SUITE 3750
                        TORONTO, ONTARIO, CANADA M5J 2S1
                                 (416) 365-8080
 -------------------------------------------------------------------------------
 (Name, address and telephone number, including area code, of agent for service)

                                   Copies to:

                                  MR. JOHN LOWE
                                ALTHEIMER & GRAY
                        10 SOUTH WACKER DRIVE, SUITE 4000
                             CHICAGO, IL 60606-7482
                                 (312) 715-4020

                         CALCULATION OF REGISTRATION FEE

===============================================================================================================================
                                                          Proposed                  Proposed
   Title of securities           Amount to be      maximum offering price       maximum aggregate             Amount of
    to be registered            registered (a)           per share (b)          offering price (b)      registration fee (a)(b)
-------------------------------------------------------------------------------------------------------------------------------
Common Shares, without par
           value                   398,457                 $6.35                  $2,530,201.95              $632.55
===============================================================================================================================

(a) Does not include 1,519,909 Common Shares previously registered by the registrant on registration statements on Form S8 Registration Numbers 333-74803, 333-75371 and 333-44950 for which the registration fee was previously paid.

(b) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act of 1933, as amended, on the basis of the average of the high and low prices per share of the Common Shares, without par value, of Zemex Corporation, reported on the New York Stock Exchange on September 24, 2001.

                                EXPLANATORY NOTE

This registration statement relates to stock to be issued under the Zemex Corporation 1999 Stock Option Plan, as amended to combine the 1995 Stock Option Plan (the "95 Plan") into the 1999 Stock Option Plan (the "Option Plan") and stock to be issued under the Zemex Corporation 1999 Employee Stock Purchase Plan as amended (the "Purchase Plan"), of the same class of stock for which registration statements have been filed on S-8, Registration Numbers 333-74803, 333-75371 and 333-44950 (the "Prior Registration Statements") and are effective. This Registration Statement is filed solely to increase the number of shares of Common Stock authorized under the Option Plan from 1,301,543 shares to 1,500,000 shares and to increase the number of shares of Common Stock authorized under the Purchase Plan from 218,366 to 418,366 shares. The contents of the Prior Registration Statements, including all exhibits thereto, are hereby incorporated by reference.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3   INCORPORATION OF DOCUMENT BY REFERENCE

         The Registrant hereby states that the following documents filed with the Securities and Exchange Commission (the "Commission") are herby incorporated in this Registration Statement by reference as of their date of filing with the
Commission:

         (a) the Registrant's Annual Report on Form 10-K for the year ended December 31, 2000, filed with the Commission on March 27, 2001;

         (b) the Registrant's Quarterly Reports on Form 10-Q for the quarters ended September 30, 2000, March 31, 2001 and June 30, 2001;

         (c) the Registrant's Current Reports on Form 8-K filed on November 27, 2000, January 26, 2001 and February 26, 2001;

         (d)      the Registrant's definitive Proxy Statement filed on April 20,
                  2001;

         (e) the description of the Registrant's common shares set forth in the Registration Statement on Form S-4, as amended, which was declared effective on December 10, 1998 (No. 333-65307) for Zemex Canada Corporation (the former name of the Registrant);

         (f) all documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered under the Registration Statement have been sold, or deregistering all securities then remaining unsold.

Any statement contained herein or in a document incorporated, or deemed to be incorporated, by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 5   INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of the Registrant's shares to be issued under the Option Plan and the Purchase Plan will be passed upon for the Registrant by Lorna D. MacGillivray, Solicitor and Assistant Secretary of the Registrant. Ms. MacGillivray provides legal services to the Registrant on a part time basis and participates in the Registrant's Option Plan. Ms. MacGillivray currently holds options to acquire 10,000 Common Shares of the Registrant.

ITEM 8   EXHIBITS

         Exhibit
         Number       Description
         ------       -----------
         5.1          Opinion of Lorna D. MacGillivray*

         23.1         Consent of Lorna D. MacGillivray (contained in
                      Exhibit 5.1)*

         23.2         Consent of Deloitte & Touche LLP, Independent Auditors*

         24           Power of Attorney (contained on the Signature Pages)*

         99.1 Zemex Corporation 1999 Stock Option Plan, as amended (original Plan incorporated by reference from Zemex Corporation's Definitive Proxy Statement filed on March 25, 1999; amendment no. 1 to the Option Plan filed as exhibit 10.1 to the Registration Statements on Form S-8 Registration Number 333-44950 filed on August 31, 2000 and amendment no. 2 to the Option Plan filed herewith)

         99.2 Zemex Corporation 1999 Employee Stock Purchase Plan, as amended (original Plan incorporated by reference from Zemex Corporation's Definitive Proxy Statement filed on March 25, 1999; amendment to the Purchase Plan filed herewith)

----------
* Filed herewith.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1993, the Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, the Province of Ontario, on September 27, 2001.

                                   Zemex Corporation

                                   BY:  /s/ Allen J. Palmiere
                                        ----------------------------------------
                                        Allen J. Palmiere
                                        Vice President, Chief Financial Officer
                                        and Corporate Secretary

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally Richard L. Lister or Allen J. Palmiere, or either of them, with full power to act alone, his true and lawful attorneys-in-fact, with full power of substitution, and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-8 relating to the registration under the U.S. Securities Act of 1933, as amended (the "Act") of common shares of the Corporation (the "Registration Statement"), and any and all amendments (including post-effective amendments) to the Registration Statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or either of them may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Act, this Registration Statement has been signed on September 27, 2001 by the following persons in the capacities indicated.

         SIGNATURE:                                    TITLE:
         ----------                                    ------

  /s/ Peter Lawson-Johnston                    Chairman of the Board
--------------------------------
    Peter Lawson-Johnston

    /s/ Richard L. Lister                President, Chief Executive Officer
--------------------------------                  and Director
      Richard L. Lister                    (Principal Executive Officer)

     /s/ Paul A. Carroll                              Director
--------------------------------
       Paul A. Carroll

     /s/ Morton A. Cohen                              Director
--------------------------------
       Morton A. Cohen

     /s/John M. Donovan                               Director
--------------------------------
       John M. Donovan

     /s/ R. Peter Gillin                              Director
--------------------------------
       R. Peter Gillin

    /s/ Garth A.C. MacRae                             Director
--------------------------------
      Garth A.C. MacRae

/s/ William J. vanden Heuvel                          Director
--------------------------------
  William J. vanden Heuvel

    /s/ Allen J. Palmiere             Vice President, Chief Financial Officer
--------------------------------             and Corporate Secretary
      Allen J. Palmiere             (Principal Financial and Accounting Officer)

                                  EXHIBIT INDEX

Exhibit
Number                             Description
------                             -----------
5.1      Opinion of Lorna D. MacGillivray*

23.1     Consent of Lorna D. MacGillivray (contained in Exhibit 5.1)*

23.2     Consent of Deloitte & Touche LLP, Independent Auditors*

24       Power of Attorney (contained on the Signature Pages)*

99.1 Zemex Corporation 1999 Stock Option Plan, as amended (original Plan incorporated by reference from Zemex Corporation's Definitive Proxy Statement filed on March 25, 1999; amendment no. 1 to the Option Plan filed as exhibits 10.1 to the Registration Statements on Form S-8 Registration Number 333-44950 filed on August 31, 2000 and amendment no. 2 to the Option Plan filed herewith)

99.2 Zemex Corporation 1999 Employee Stock Purchase Plan, as amended (original Plan incorporated by reference from Zemex Corporation's Definitive Proxy Statement filed on March 25, 1999; amendment to the Purchase Plan filed herewith)



----------
* Filed herewith.